NEW PEOPLES BANKSHARES INC

***NEWS RELEASE***

**FOR IMMEDIATE RELEASE:** February 24, 2026

**FOR MORE INFORMATION, CONTACT:**
J.W. Kiser
(276) 873-7000

**NEW PEOPLES BANKSHARES DECLARATION OF DIVIDEND ANNOUNCED**

**Honaker, Virginia** – **T**he board of directors of New Peoples Bankshares, Inc. (the "Company") (OTCBB: NWPP), the financial holding company of its wholly-owned subsidiary, New Peoples Bank, Inc. (the "Bank"), today announced the declaration of a dividend of $0.09 per share payable on March 31, 2026, to shareholders of record as of March 16, 2026.

J.W. Kiser, President and Chief Executive Officer of the Company, stated, "We are pleased to announce this cash dividend to our shareholders, which represents a 12.5% increase from the dividend paid in 2025. Our goal is to provide our shareholders with an excellent return by creating value for every stakeholder we serve."

**About New Peoples Bankshares, Inc.**

New Peoples Bankshares, Inc. is a one-bank financial holding company headquartered in Honaker, Virginia. Its wholly-owned subsidiary provides banking products and services through its 18 locations throughout southwest Virginia, eastern Tennessee, western North Carolina and southern West Virginia. The Company's common stock is traded over the counter under the trading symbol "NWPP". Additional investor information can be found on the Company's website at https://newpeoples.bank/about-us/new-peoples-bankshares.

This news release contains statements concerning the Company's expectations, plans, objectives, future financial performance and other statements that are not historical facts. These statements may constitute "forward-looking statements" as defined by federal securities laws. These statements may address issues that involve estimates and assumptions made by management, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements. Important factors that may cause actual results to differ from projections include:

*(i) the success or failure of efforts to implement the Company's business plan; (ii) any required increase in the Company' regulatory capital ratios; (iii) satisfying other regulatory requirements that may arise from examinations, changes in the law and other similar factors; (iv) deterioration of asset quality; (v) changes in the level of the Company's nonperforming assets and charge-offs; (vi) fluctuations of real estate values in the Company's markets; (vii) the Company's ability to attract and retain talent; (viii) demographical changes in the Company's markets which negatively impact the local economy; (ix) the uncertain outcome of enacted legislation to stabilize the United States financial system; (x) the successful management of interest rate risk; (xi) the successful management of liquidity; (xii) changes in general economic and business conditions in the Company's market area and the United States in general; (xiii) credit risks inherent in making loans such as changes in a borrower's ability to repay and the Company's management of such risks; (xiv) competition with other banks and financial institutions, and companies outside of the banking industry, including online lenders and those companies that have substantially greater access to capital and other resources; (xv) demand, development and acceptance of new products and services the Company has offered or may offer; (xvi) deposit flows and competition for deposits; (xvii) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, inflation, interest rate, market and monetary fluctuations; (xviii) the occurrence of significant natural disasters, including severe weather conditions, floods, health related issues and other catastrophic events; (xix) geopolitical conditions, including trade restrictions and tariffs, and acts or threats of terrorism, international hostilities, or actions taken by the U.S. or other governments in response to trade restrictions and tariffs, and acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the U.S. and abroad; (xx) technology utilized by the Company, including the integration of the core operating system conversion*

*in 2025; (xxi) the Company's ability to successfully manage cyber security, including generative artificial intelligence risks; (xxii) our ability to assist in managing third party fraud against customer accounts including but not limited to check, credit and debit card, and electronic funds transfer fraud; (xxiii) the Company's reliance on third-party vendors and correspondent banks; (xxiv) changes in generally accepted accounting principles; (xxv) changes in governmental regulations, tax rates and similar matters; (xxvi) disruptions in the financial services industry or individual financial institutions and the subsequent media attention that could impact our customers' behavior; and (xxvii) other risks which may be described in future filings the Company makes with the Securities and Exchange Commission. The Company expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.*